EXHIBIT (a)(1)(vi)

SCREEN SHOTS OF STOCK OPTION EXCHANGE WEBSITE

Login Page

Password Reset Page

Welcome Page

Make My Election Page

Election Review Page

Election Agreement & Submission Page

Election Confirmation Print Page

Printable Election Confirmation

Home Page After An Election Has Been Made

Sign On

https://reachlocal.equitybenefits.com

ReachLocal®

Stock Option Exchange Program
Opens December 2, 2014
Closes January 9, 2015 at 11:59pm Pacific Time

Welcome to ReachLocal's Stock Option Exchange website!

Your login ID is your ReachLocal email address and your initial password is your last name (all caps) and 4-digit birth year (no spaces).

If you have any issues with your password, please email optionexchangequestions@reachlocal.com

Login ID: (Not Case Sensitive)

Password: (Case Sensitive)

ENTER

Change Password

https://reachlocal.equitybenefits.com/WebSite/Screens/ChangePassword.aspx

ReachLocal®

Stock Option Exchange Program
Opens December 2, 2014
Closes January 9, 2015 at 11:59pm Pacific Time

To change your password, fill in the fields below and then click "Update". Note that your new password must be at least 8 characters long and contain 3 of the following: an upper case letter, a lower case letter, a number, or a special character.

Enter User ID:

Enter Old Password:

Enter New Password:

Re-enter New Password:

Update

Welcome

https://reachlocal.equitybenefits.com/WebSite/Screens/Welcome.aspx

ReachLocal®

Stock Option Exchange Program
Opens December 2, 2014
Closes January 9, 2015 at 11:59pm Pacific Time

Welcome:

Home Logout

Learn

Click on any of the links below to learn more.

- Offer to Exchange
- FAQs
- Schedule TO – Tender Offer Statement

The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe Systems.

Make My Election

You have 45 days left to elect to keep your eligible stock options or exchange one ore more of them for replacement stock options pursuant to the Tender Offer.

Make/Change My Election

Need Help?

If you have questions please email optionexchangequestions@reachlocal.com with your questions or call (818) 936-9907. Please allow 24 hrs for a response.

https://reachlocal.equitybenefits.com/WebSite/Screens/ViewElect.aspx ViewElect

ReachLocal

Stock Option Exchange Program
Opens December 2, 2014
Closes January 9, 2015 at 11:59pm Pacific Time

Welcome: Home Logout

Make My Election (Step 1 of 4)

Indicate your decision to exchange your eligible stock options identified below for replacement stock options by selecting "Yes" in the Election column.

If you do not want to exchange one or more of your eligible stock options, select "No" in the Election column for those particular options.

If you do not select "Yes" with respect to an eligible stock option, your election with respect to that stock option will remain "No" and that stock option will not be exchanged.

You may not tender only a portion of an eligible stock option.

Reminder

Before making your election, please ensure that you have reviewed and understand the documents that constitute this offer:

- Offer to Exchange
- FAQs
- Schedule TO – Tender Offer Statement

Original Stock Options							Replacement Stock Options			
Grant Number	Type	Grant Date	Expiration Date	Exercise Price ($)	Total Shares	Shares Vested	Type	Total Shares	Shares Vested	Election
										○ ◉ Yes No

Cancel Continue

Need Help?

If you have questions please email optionexchangequestions@reachlocal.com with your questions or call (818) 936-9907. Please allow 24 hrs for a response.

https://reachlocal.equitybenefits.com/WebSite/Screens/Confirmation.aspx?Type=

ReachLocal

Stock Option Exchange Program
Opens December 2, 2014
Closes January 9, 2015 at 11:59pm Pacific Time

Welcome: Home Logout

Review My Election (Step 2 of 4)

You have made the following elections with respect to your Eligible Option Grants:

Original Stock Options							Replacement Stock Options			
Grant Number	Type	Grant Date	Expiration Date	Exercise Price ($)	Total Shares	Shares Vested	Type	Total Shares	Shares Vested	Election
										Yes No

Cancel   Continue

Need Help?

If you have questions please email optionexchangequestions@reachlocal.com with your questions or call (818) 936-9907. Please allow 24 hrs for a response.

https://reachlocal.equitybenefits.com/WebSite/Screens/Agreement.aspx

ReachLocal

Stock Option Exchange Program
Opens December 2, 2014
Closes January 9, 2015 at 11:59pm Pacific Time

Welcome: Home Logout

Submit My Elections (Step 3 of 4)

I acknowledge my Election is subject to the Terms of Election.

Email Address: Optionexchange@reachlocal.com

An e-mail will be sent to the e-mail address above confirming your election after you select the "I Agree" button below.

Cancel | I Agree

Need Help?

If you have questions please email optionexchangequestions@reachlocal.com with your questions. Please allow 24 hrs for a response.

https://reachlocal.equitybenefits.com/WebSite/Screens/PrintConfirmation.aspx?Type=

ReachLocal

Stock Option Exchange Program
Opens December 2, 2014
Closes January 9, 2015 at 11:59pm Pacific Time

Welcome: Home Logout

Print Election Confirmation (Step 4 of 4)

Your election has been recorded as follows:

If you wish to make a change to your election, click on "Return to Welcome Page" below, and then click on "View/Make My Election".

Original Stock Options							Replacement Stock Options			
Grant Number	Type	Grant Date	Expiration Date	Exercise Price ($)	Total Shares	Shares Vested	Type	Total Shares	Shares Vested	Election

Print A Confirmation | Logout | Return To Welcome Page

https://reachlocal.equitybenefits.com/WebSite/Screens/ConfirmReportHTML.aspx

Home

Stock Option Exchange Program – Election Confirmation

Your election has been recorded as follows:

Name:

Employee ID # :

Date:

Original Stock Options							Replacement Stock Options			
Grant Number	Type	Grant Date	Expiration Date	Exercise Price ($)	Total Shares	Shares Vested	Type	Total Shares	Shares Vested	Election

Please print and keep a copy of this Election Confirmation page for your records. The printed copy of this Election Confirmation will provide evidence that you submitted your election.

https://reachlocal.equitybenefits.com/WebSite/Screens/Welcome.aspx

ReachLocal®

Stock Option Exchange Program
Opens December 2, 2014
Closes January 9, 2015 at 11:59pm Pacific Time

Welcome: Home Logout

Learn

Click on any of the links below to learn more.

- Offer to Exchange
- FAQs
- Schedule TO – Tender Offer Statement

The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe Systems.

Make My Election

You have 45 days left to elect to keep your eligible stock options or exchange one ore more of them for replacement stock options pursuant to the Tender Offer.

You elected to exchange SOME of your options.

Make/Change My Election

Print My Election Confirmation

Need Help?

If you have questions please email optionexchangequestions@reachlocal.com with your questions or call (818) 936-9907. Please allow 24 hrs for a response.